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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             NETCO INVESTMENTS INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           WASHINGTON                                        91-2031335
 ----------------------------    --------------    ----------------------------
 (State or other jurisdiction                      (IRS Employer Identification
      of incorporation or                                        No.)
         organization)


       SUITE 206, 388 DRAKE STREET                      V6B 6A8
      VANCOUVER, BRITISH COLUMBIA,
                 CANADA
 --------------------------------------  --------------------------------------
         (Address of principal                         (Zip Code)
           executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                                Name of each exchange
     to be so registered                                 on which each class
                                                       is  to  be  registered
 --------------------------  ----------------------  --------------------------
       NOT APPLICABLE                                      NOT APPLICABLE
 --------------------------  ----------------------  --------------------------

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(b)  of  the  Exchange  Act  and  is  effective  pursuant  to

General  Instruction  A.(c),  check  the  following  box.  [ ]

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-47514  (if  applicable)
---------

Securities  to  be  registered  pursuant  to  Section  12(g)  of  the  Act:

--------------------------------------------------------
COMMON  STOCK,  PAR  VALUE  OF  $0.0001
--------------------------------------------------------


INFORMATION  REQUIRED  IN  REGISTRATION  STATEMENT

ITEM  1.  DESCRIPTION  OF  REGISTRANT'S  SECURITIES  TO  BE  REGISTERED.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the Commission under File No. 333-47514 is incorporation by reference into this registration statement.

ITEM  2.  EXHIBITS.

All Exhibits contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the Commission under File No. 333-47514 are incorporation by reference into this registration statement.

List  below  are  the  exhibits  filed  as a part of the Registration Statement:

-----------------------------------------------------------------------------------
Exhibit  Description
Number
-------  --------------------------------------------------------------------------
3.1      Articles of Incorporation
-------  --------------------------------------------------------------------------
3.2      Bylaws
-------  --------------------------------------------------------------------------
4.1      Form of Specimen of Common Stock
-------  --------------------------------------------------------------------------
4.2      Share Subscription Agreement dated March 15, 2 000
-------  --------------------------------------------------------------------------
5.1      Legal Opinion dated April 29, 2004
-------  --------------------------------------------------------------------------
10.1     License Agreement dated March 15, 2000
-------  --------------------------------------------------------------------------
10.2     Assignment of License Agreement dated March 15, 2 000
-------  --------------------------------------------------------------------------
10.3     Settlement Agreement and Release dated May 5, 2000
-------  --------------------------------------------------------------------------
10.4     Manufacturing Agreement dated June 21, 2000
-------  --------------------------------------------------------------------------
10.5     Agreement for Sale and Purchase dated June 1, 2003
-------  --------------------------------------------------------------------------


Exhibit  Description
Number
-------  --------------------------------------------------------------------------
23.1     Consent of Independent Auditors dated June 24, 2004
-------  --------------------------------------------------------------------------
23.3     Minutes of a Meeting of The Board of Directors held on December 23, 2002
-------  --------------------------------------------------------------------------
23.4     Letter regarding Appointment of the Auditors dated September 18, 2003
-------  --------------------------------------------------------------------------
23.5     Consent of Independent Accountant dated June 16, 2004
-------  --------------------------------------------------------------------------
23.6     Letter of Manning Elliott, CA dated March 9, 2004
-----------------------------------------------------------------------------------


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


NETCO INVESTMENTS INC.
(Registrant)

By:
/s/ Michael Jackson
------------------------------
Michael Jackson
CEO, President and Director